Exhibit 99.1

Everi Announces Successful Closing of $400.0 Million
Senior Unsecured Notes Due 2029

LAS VEGAS – July 15, 2021 - Everi Holdings Inc. (NYSE: EVRI) (“Everi” or the “Company”), a premier provider of land-based and digital casino gaming content and products, financial technology and player loyalty solutions, today announced the successful closing of the previously announced offering of $400 million in aggregate principal amount of its 5.000% senior unsecured notes due 2029 issued at par (the “New Notes”). The New Notes are guaranteed by certain of the Company’s wholly-owned subsidiaries.

The Company intends to use a portion of the proceeds from the New Notes to (i) redeem in full its 7.50% Senior Unsecured Notes due 2025 (the “2025 Notes”) and (ii) pay all related fees and expenses. Upon consummation of the closing of the Company’s previously announced anticipated new credit facilities in August 2021, the Company intends to use the remaining proceeds from the New Notes, together with proceeds of such anticipated new credit facilities and cash on hand, to (i) repay all borrowings outstanding under, and terminate all commitments under, its currently existing credit facilities; and (ii) pay all related fees and expenses.

The New Notes were offered and sold only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in accordance with Regulation S under the Securities Act. The New Notes and the guarantees thereof have not been and will not be registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the New Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. Any offers of the New Notes will be made only by means of a private offering memorandum. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

This press release does not constitute a notice of redemption under the indenture governing the 2025 Notes or an offer to tender for or purchase any 2025 Notes or any other security.

Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements include statements regarding our intended use of proceeds and expected financing transactions, and often contain words such as “intends,” “anticipates,” “seek,” “expect,” “plan,” “believe,” “goal,” “target,” “future,” “estimate,” “may,” “should,” “well positioned” or “will” and similar expressions to identify forward-looking statements.

The forward-looking statements in this press release are subject to additional risks and uncertainties, including those set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission (the “SEC”), including, without limitation, our Annual Report on Form 10‑K for the fiscal year ended December 31, 2020 filed with the SEC on March 15, 2021 and subsequent periodic reports, and are based on information available to us on the date hereof.

These cautionary statements qualify our forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement contained herein speaks only as of the date on which it is made, and we do not intend, and assume no obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This press release should be read in conjunction with our most recent reports on Form 10‑K and Form 10‑Q, and the information included in our other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand our reported financial results and our business outlook for future periods.

About Everi
Everi’s mission is to be the industry leader through the power of people, imagination and technology. With a focus on player engagement and helping casino customers operate more efficiently, the Company develops entertaining game content and gaming machines, gaming systems, and services for land-based and iGaming operators. The Company is also the preeminent provider of trusted financial technology solutions that power the casino floor while improving operational efficiencies and fulfilling regulatory compliance requirements, including products and services that facilitate convenient and secure cash and cashless financial transactions, self-service player loyalty tools and applications, and regulatory and intelligence software.

Investor Relations Contacts:

Everi Holdings Inc.	JCIR

William Pfund	Richard Land, James Leahy

SVP, Investor Relations	212-835-8500 or Evri@jcir.com

702-676-9513 or william.pfund@everi.com
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